Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of HSB Group, Inc. on Form S-3 (File No. 333-53059) and Forms S-8 (File Nos. 33-4397, 33-36519 and 333-29605) of our report dated January 26, 1999, on our audits of the consolidated financial statements and financial statement schedules of HSB Group, Inc. and its subsidiaries as of December 31, 1998 and 1997, and for the three years in the period ended December 31, 1998, which report is included in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

March 29, 1999